Exhibit 10.11

Loan Agreement

This Loan Agreement (“Agreement”) is made on 16th December 2025 between:

(1)	Gravity Supply Chain Solutions Limited (Company registration number: 2182551), a company incorporated in Hong Kong with its registered office at Flat / Rm 05, 14/F, 135 Bonham Strand Trade Centre, 135 Bonham Strand, Sheung Wan, Hong Kong (the “Borrower”); and

(2)	Hemant Kumar Bhatt of 6 Peach Garden, Unit #19-06, Singapore 437606 (the “Lender”), who is also a Director and shareholder of the Borrower

1.	THE LOAN

1.1	The Lender has agreed to grant to the Borrower a loan of an aggregate principal amount of US$8,633,959.16 (the “Loan”).

1.2	The Loan shall be disbursed on or before the date set out below (“Disbursement Date”), with the disbursement being unconditional.

Amount	Disbursement Date
US$8,633,959.16	16th Dec 2025

2.	INTEREST

2.1	The interest on this Loan will be 7.5% per annum for the period of the loan tenure up to the Maturity Date (as defined in Clause 3.1 below).

3.	REPAYMENT

3.1	The Borrower shall repay the principal amount of the Loan (US$8,633,959.16) and the incurred interest (US$701,509.18) as a single bullet payment on 15th January 2027 (the “Maturity Date”).

3.2	The Borrower may elect to pay off this Loan in full or in part before the Maturity Date, of which pro-rated interest on this Loan shall apply.

For and on behalf of the Borrower,	Lender,

Chen Jiangnan	Hemant Kumar Bhatt
Director, Gravity Supply Chain Solutions Limited

March 31st, 2026

The Board of Directors

Gravity AI

89 Nexus Way, Camana Bay,

Grand Cayman, KY1-9009,

Cayman Islands

Dear Sirs,

LETTER OF SUPPORT

I, being a director of Gravity AI, and all its subsidiaries, confirm that it is my intention to continue to financially support the operations of the Company and to meet all third party obligations for at least the ensuing twelve month period.

Furthermore, I hereby confirm that I will not call for any repayment of loan due to me, which currently consists of a loan with a principal amount of US$8,633,959.16 (excluding accrued interest) and maturing on January 17th, 2027, until the company is in a financial position to do so.

Yours faithfully,

Hemant Kumar BHATT
Director